UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2024

Overland Advantage

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01698	92-6424189
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

375 Park Avenue 11th Floor
New York, New York		10152-0002
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 672-5088

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 15, 2024, Overland Advantage (the “Company”) entered into an amendment (the “Second Amendment”) to that certain Loan and Services Agreement (the “Revolving Credit Facility”), dated February 22, 2024 (the “Closing Date”), and amended on June 6, 2024, by and among Overland Financing MS, LLC, a wholly owned subsidiary of the Company, as borrower, the Company, as transferor and as servicer, and Morgan Stanley Senior Funding, Inc., as administrative agent, and each of the lenders from time to time party thereto, and Wilmington Trust, National Association, as collateral agent, account bank and collateral custodian.

Among other things, the Second Amendment extended the period during which the incremental applicable margin of 2.10% per annum applies through the fourteen (14) month anniversary of the Closing Date. As amended, the applicable margin on advances is (a) for the first six (6) months after the Closing Date, 1.70% per annum, (b) for the next eight (8) months after the Closing Date, 2.10% per annum, (c) after the fourteen (14) month anniversary of the Closing Date and during the revolving period, which is scheduled to end three years after the Closing Date, 2.35% per annum, and (d) after the end of the revolving period, 2.85% per annum. The Second Amendment also extended the period during which the maximum portfolio advance rate under the Revolving Credit Facility is 70% from the first nine (9) months after the Closing Date to the first fourteen (14) months after the Closing Date. After the first fourteen (14) months after the Closing Date, the maximum portfolio advance rate will decrease to 65%.

Except as modified by the Second Amendment, the Revolving Credit Facility remains in full force and effect. The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*

Second Amendment to Loan and Servicing Agreement, dated as of November 15, 2024, by and among Overland Financing MS, LLC, the Company, Morgan Stanley Senior Funding, Inc., each of the lenders from time to time party thereto, and Wilmington Trust, National Association.

104	Cover Page Interactive Data File (embedded within in Inline XBRL document).

*Exhibits and/or schedules to this Exhibit have been omitted in accordance with Item 601 of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted exhibits and/or schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERLAND ADVANTAGE

Date:	November 21, 2024	By:	/s/ Kimberly A. Terjanian
Name: Kimberly A. Terjanian Title: Chief Financial Officer